Exhibit 4a

         This AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this "Amendment") is dated as of March 2, 2005 between BellSouth Corporation, a Georgia corporation (the "Company"), and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) (the "Rights Agent").

                                   WITNESSETH:

        The Company and the Rights Agent (the "Parties") entered into a Rights Agreement dated November 22, 1999 (the "Original Rights Agreement"). As of the date of this Agreement, the rights issued pursuant to the Original Rights Agreement are redeemable. The Parties wish to amend the Original Rights Agreement in the manner set forth below. The Company's Board of Directors has approved this Amendment and authorized its execution.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Parties agree as follows:

        1. EFFECTIVENESS OF THIS AMENDMENT. This Amendment is executed pursuant to the first sentence of Section 27 of the Original Rights Agreement. The Company, by its execution of this Amendment, hereby directs the Rights Agent, pursuant to such sentence of Section 27, to execute this Amendment. This Amendment shall take effect immediately upon the execution hereof by the Company and the Rights Agent and the delivery of the certificate required pursuant to
Section 27 of the Original Rights Agreement.

        2. DEFINED TERMS. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Original Rights Agreement.

        3. NO OTHER PROVISIONS AFFECTED. Except to the extent expressly amended by this Amendment, all of the provisions of the Original Rights Agreement shall remain in full force and effect, unaffected by this Amendment.

        4. AMENDMENT TO THE ORIGINAL RIGHTS AGREEMENT. The Original Rights Agreement is hereby amended by substituting the term "15%" for the term "10%" in each place where the term "10%" is used in the Original Rights Agreement and the exhibits thereto, including, without limitation, all places in which such phrase is used in Sections 1(a), 23, 27 and Exhibit C of the Original Rights Agreement.

        5. REFERENCES TO THE ORIGINAL RIGHTS AGREEMENT. All references in the Original Rights Agreement, and the exhibits thereto, to the Rights Agreement or any specific provision thereof (including references that use the terms "hereto" and "hereof"), as well as in the legends affixed to certificates issued for Common Stock pursuant to Section 3(d) of the Original Rights Agreement, shall, without any specific references expressly and individually to any of the foregoing amendments, automatically be deemed references to the Original Rights Agreement or the applicable specific provisions thereof (as the case may be) as amended by this Amendment, with the same force and effect as if expressly and individually amended in that respect by this Amendment.

        IN WITNESS WHEREOF the Parties have caused this Amendment to be duly executed, and attested, all as of the date and year first above written.










[ATTEST]                                    BELLSOUTH CORPORATION



By:  /s/ Marcy A. Bass                      By:  /s/ Ronald M. Dykes
     -----------------------------               -----------------------------
     Name:  Marcy A. Bass                        Name:  Ronald M. Dykes
     Title:  Senior Corporate Counsel            Title:  Chief Financial Officer





[ATTEST]                                    MELLON INVESTOR SERVICES LLC



By:  /s/ James J. Mabli                     By:  /s/ Jeffrey W. Zeller
     -----------------------------               -----------------------------
     Name:  James J. Mabli                       Name:  Jeffrey W. Zeller
     Title:  Vice President                      Title:  Vice President

                              BELLSOUTH CORPORATION



                                       and



                          MELLON INVESTOR SERVICES LLC
                                  Rights Agent



                                 AMENDMENT NO. 1
                            Dated as of March 2, 2005



                                       to



                                RIGHTS AGREEMENT
                             Dated November 22, 1999